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                                 C.M. CORP.

                       INCOME (LOSS) PER COMMON SHARE
                 FOR THE CONDENSED STATEMENTS OF OPERATIONS

               (Dollars in Thousands, Except Per Share Data)



                              Three Months Ended        Nine Months Ended
                                 September 30,             September 30,
                           -------------------------   ------------------
                              1997         1996         1997        1996
                            ----------   ----------    -------   -------

Net income (loss)             $    (4)    $   (70)     $    17   $   (90)
                              =======     =======      =======   =======

Total common shares             1,000       1,000        1,000     1,000
                              =======     =======      =======   =======

Income (loss) per
  common share                $    (4)    $   (70)     $    17   $   (90)
                              =======     =======      =======   =======